Exhibit 21
List of the subsidiaries of the Registrant

SUBSIDIARIES OF THE REGISTRANT

NBT BANCORP INC. has the following subsidiaries, which are wholly owned:

NBT Bank, National Association
52 South Broad Street
Norwich, New York 13815

NBT Financial Services, Inc.
52 South Broad Street
Norwich, New York 13815

CNBF Capital Trust 1
24 Church Street
Canajoharie, New York 13317

NBT Statutory Trust I
52 South Broad Street
Norwich, New York 13815

NBT Statutory Trust II
52 South Broad Street
Norwich, New York 13815

Hathaway Agency, Inc.
7 Church Street
Gloversville, New York 12078